As filed with the U.S. Securities and Exchange Commission on December 28, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aerpio Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	61-1547850
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

9987 Carver Road

Cincinnati, OH 45242

(513) 985-1920

(Address of Registrant’s Principal Executive Offices)

INDUCEMENT STOCK OPTION AGREEMENTS

(Full title of the plan)

Stephen Hoffman

Chief Executive Officer

Aerpio Pharmaceuticals, Inc.

9987 Carver Road

Cincinnati, OH 45242

(513) 985-1920

(Name, address and telephone number of agent for service)

Copies to:

Kingsley L. Taft, Esq.

Danielle Lauzon, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Telephone: (617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.0001 par value per share	513,288(2)	$5.50(4)	$2,823,084.00	$342.16
Common stock, $0.0001 par value per share	220,282(3)	$5.50(4)	$1,211,551.00	$146.84
Total	733,570		$4,034,635.00	$489.00

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)

Represents shares of common stock available for future issuance upon the exercise of an inducement stock option award granted on December 14, 2017 outside of the Registrant’s employee equity compensation plan to Stephen Hoffman to induce Mr. Hoffman to accept employment with the Registrant.

(3)

Represents shares of common stock available for future issuance upon the exercise of an inducement stock option award granted on December 14, 2017 outside of the Registrant’s employee equity compensation plan to Michael Rogers to induce Mr. Rogers to accept employment with the Registrant.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) of the Securities Act. The price per share and proposed maximum aggregate offering price are calculated on the basis of the exercise price of the applicable inducement stock option award.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering 733,570 shares of the Registrant’s Common Stock issuable under previously announced inducement stock option awards granted on December 14, 2017.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”). The information specified in Part I of Form S-8 is included in documents sent or given to recipients of the inducement stock option awards covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K filed on March 15, 2018, as amended by Form 10-K/A filed on April 6, 2018.

(b)

The Registrant’s Quarterly Reports on Form 10-Q for the period ended March 31, 2018 as filed with the Commission on May 15, 2018, for the period ended June 30, 2018 as filed with the Commission on August 14, 2018, and for the period ended September 30, 2018 as filed with the Commission on November 7, 2018.

(c)

The Registrant’s Current Reports on Form 8-K filed on April 2, 2018 (containing items 1.01 and 9.01), May 29, 2018 (containing items 8.01 and 9.01), June 22, 2018 (containing items 5.07), June 25, 2018 (containing items 1.01, 8.01 and 9.01), and June 27, 2018 (containing items 1.01, 8.01 and 9.01);

(d)	The Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on May 15, 2018;

(f)	The description of our common stock contained in our Registration Statement on Form 8-A filed on June 25, 2018, and any subsequent amendment thereto filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

The Registrant has adopted provisions in the Registrant’s certificate of incorporation and bylaws that limit or eliminate the personal liability of the Registrant’s directors and executive officers to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director or executive officer will not be personally liable to the Registrant or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability in limited circumstances.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, the Registrant’s bylaws provide that:

•

the Registrant will indemnify its directors, officers and, in the discretion of its board of directors, certain employees and agents, to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•

the Registrant will advance reasonable expenses, including attorneys’ fees, to its directors and in the discretion of its board of directors, to its officers and certain employees and agents, in connection with legal proceedings relating to their service for or on behalf of the Registrant, subject to limited exceptions.

The Registrant has or intends to enter into indemnification agreements with each of its directors and officers. These agreements provide that the Registrant will indemnify each of its directors, executive officers, certain other officers and, at times, their affiliates, to the fullest extent permitted by the DGCL.

The Registrant also maintains general liability insurance which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See the Exhibit Index on the page immediately preceding the signatures for a list of exhibits filed as part of this Registration Statement on Form S-8, which Exhibit Index is incorporated herein by reference.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant(1)

3.2	Amended and Restated Bylaws of the Registrant(2)

4.1	Form of common stock certificate of the Registrant(3)

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1	Power of Attorney (see page II-1 of this Registration Statement on Form S-8)

99.1	Aerpio Pharmaceuticals, Inc. Form of Inducement Stock Option Award

(1)	Filed as Exhibit 3.2 to the Registrant’s 8-K filed with the Securities and Exchange Commission on March 17, 2017, File No. 000-53057 and incorporated by reference herein.
(2)	Filed as Exhibit 3.3 to the Registrant’s 8-K filed with the Securities and Exchange Commission on March 17, 2017, File No. 000-53057 and incorporated by reference herein.
(3)	Filed as Exhibit 4.2 to the Registrant’s S-1 filed with the Securities and Exchange Commission on April 14, 2017, File No. 333-217320 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, Ohio, on December 28, 2018.

Aerpio Pharmaceuticals, Inc.

By:	/s/ Stephen Hoffman
Stephen Hoffman
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen Hoffman, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Aerpio Pharmaceuticals, Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen Hoffman Stephen Hoffman	Chief Executive Officer and Director (Principal Executive Officer)	December 28, 2018

/s/ Michael Rogers Michael Rogers	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 28, 2018

/s/ Joseph Gardner Joseph Gardner	Director, President and Founder	December 28, 2018

/s/ Muneer A. Satter Muneer A. Satter	Director and Chairman of the Board of Directors	December 28, 2018

/s/ Caley Castelein Caley Castelein	Director	December 28, 2018

/s/ Cheryl Cohen Cheryl Cohen	Director	December 28, 2018

/s/ Anupam Dalal Anupam Dalal	Director	December 28, 2018

/s/ Pravin Dugel Pravin Dugel	Director	December 28, 2018

/s/ Chau Khuong Chau Khuong	Director	December 28, 2018

/s/ Steven Prelack Steven Prelack	Director	December 28, 2018